Exhibit 10.50

PLS REGULAR FACILITY	EXECUTION

AMENDMENT NO. 5 TO

THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 5 to Third Amended and Restated Master Repurchase Agreement, dated as of February 11, 2019 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (a “Buyer”), Alpine Securitization LTD (a “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

The Administrative Agent, the Buyers, the Seller and the Guarantor are parties to that certain Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017 (as amended by Amendment No. 1, dated as of June 1, 2017, Amendment No. 2, dated as of December 20, 2017, Amendment No. 3, dated as of February 1, 2018, and Amendment No. 4, dated as of April 27, 2018, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and the related Second Amended and Restated Pricing Side Letter, dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 28, 2017, by the Guarantor in favor of Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.   Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1       adding the following definitions in their proper alphabetical order:

“Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit P to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.

“Authoritative Copy” means, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.

“Control” means, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.

“Control Failure” has the meaning assigned to such term in the Custodial Agreement.

“Controller” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.

“Credit Limit” means, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement as identified in the related Mortgage Loan Schedule.

“Credit Line Agreement” means, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.

“Delegatee” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.

“Draw” means, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.

“Electronic Agent” means MERSCORP Holdings, Inc., or its successor in interest or assigns.

“Electronic Record” means, with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.

“eMortgage Loan” means a Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.

“eNote” means, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.

“eNote Delivery Requirement” has the meaning assigned to such term in Section 3(g) hereof.

“E-SIGN” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

“eVault” means an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.

“eVault Provider” means Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Seller, Custodian and Administrative Agent.

“Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.

“HELOC” means a home equity revolving line of credit secured by a first or second lien on the related Mortgaged Property.

“Location” means, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.

“MERS eDelivery” means the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.

“MERS eRegistry” means the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.

“MERS System” means the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.

“Non-Agency Non-QM Mortgage Loan” means a Non-Agency QM Mortgage Loan that (a) does not meet the criteria for a Qualified Mortgage Loan; (b) meets all applicable criteria as set forth in the Underwriting Guidelines; and (c) is otherwise acceptable to Administrative Agent in its sole discretion.

“Second Lien Mortgage Loan” means a Mortgage Loan or a home equity revolving line of credit (“HELOC”) secured by a second lien on the related Mortgaged Property.

“Servicing Agent” means, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.

“Transfer of Control and Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.

“Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

“Transfer of Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.

“Transferable Record” means an Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.

“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999, in the form adopted in the state where the Mortgaged Property is located.

1.2       deleting the definitions of “Custodial Agreement”,  “Electronic Tracking Agreement”,  “Mortgage Loan”,  “Mortgage Note” and “Records” in their entirety and replacing them with the following:

“Custodial Agreement” means the second amended and restated custodial agreement dated as of February 11, 2019, among Seller, Administrative Agent, Buyers and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Electronic Tracking Agreement” means one (1) or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Loan” means any Agency Mortgage Loan, Non-Agency QM Mortgage Loan, Non-Agency Non-QM Mortgage Loan, Scratch and Dent Mortgage Loan, GNMA EBO, Pooled Mortgage Loan, HELOC or Second Lien Mortgage Loan which is a fixed or floating rate, one to four family residential mortgage loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided,  however, that, Mortgage Loans shall not include any High Cost Mortgage Loans.

“Mortgage Note” means the promissory note, Credit Line Agreement or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Mortgage Loan or Servicer Advance.  Records shall include the Mortgage Notes, any Mortgages, any Credit Line

Agreements, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and Servicer Advance and any other instruments necessary to document or service a Mortgage Loan.

SECTION 2.  Program; Initiation of Transactions.  Section 3 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection (h) at the end thereof:

(h)        eMortgage Loans.  With respect to any eMortgage Loan, Seller shall deliver to Custodian each of Administrative Agent’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Administrative Agent, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry and (v) the Servicing Agent status of the related eNote to remain blank (collectively, the “eNote Delivery Requirements”).

SECTION 3.   Covenants.  Section 14 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection (ii) at the end thereof:

(ii)       HELOC Provisions.  With respect to each HELOC, if a Mortgagor requests an increase in the related Credit Limit, the Sellers, shall, in their sole discretion, either accept or reject the Mortgagor’s request in accordance with Underwriting Guidelines and notify the Administrative Agent in writing of Sellers’ decision.  If the request for a Credit Limit increase is accepted by the Sellers, the increase will be effected by the Sellers through modification of the HELOC with the Mortgagor.  Sellers shall deliver to the Administrative Agent an updated Asset Schedule reflecting the modification to the HELOC and shall deliver any modified Mortgage Loan documents to the Custodian.  Notwithstanding anything to the contrary herein, in no event shall Administrative Agent or Buyers have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Sellers.  Notwithstanding the foregoing, after the Seller funds such Draws, the Seller may request the Administrative Agent to enter additional Transactions involving the HELOCs, as applicable, to include the aggregate new Draws in the Purchase Price of the related HELOCs.

SECTION 4.   Reports.  Section 17 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection (a)(10) at the end thereof:

(10)      upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan.

SECTION 5.    Representations and Warranties.  Schedule 1 to the Existing Repurchase Agreement is hereby amended by:

5.1       deleting paragraphs (c), (g), (i), (j), (k), (n), (r), (s), (x), (dd), (ff), (ii), (z), (ll), (vv), (aaa) and (ddd) in their entirety and replacing them with the following, respectively:

(c)        Original Terms Unmodified.  The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except (i) by a written instrument which has been duly recorded or transmitted for recording, if necessary to protect the interests of Buyers, and which has been delivered to Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule and (ii) with respect to  a Mortgage Loan that is a GNMA EBO.  The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.

(g)        No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission (except with respect to subordination of a second lien HELOC to the first priority lien or security interest).  Except with respect to a Mortgage Loan that is a GNMA EBO, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(i)         Valid First or Second Lien.  The Mortgage is a valid, subsisting, enforceable and, with respect to Mortgage Loans other than Second Lien Mortgage Loans, perfected first priority lien and first priority security interest or, with respect to Second Lien Mortgage Loans, a second lien or a second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property.  The appraisal of the Mortgaged Property does not list any material repair or maintenance items.  The lien of the Mortgage is subject only to:

a.          the lien of current real property taxes and assessments not yet due and payable;

b.         covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c.          other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

d.         with respect to Second Lien Mortgage Loans, a first lien.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (a) with respect to Mortgage Loans other than Second Lien Mortgage Loans, first lien and first priority security interest and (b) with respect to Second Lien Mortgage Loans, second lien and second priority interest, in each case, on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(j)         Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan.  Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.  To the best of Seller’s knowledge, except as disclosed to Administrative Agent in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.  Such Purchased Mortgage Loan is a “closed” loan, is fully funded by Seller (except with respect to a HELOC), and held in Seller’s name.

(k)        Full Disbursement of Proceeds.  Except with respect to (i) a HELOC, (ii) a FHA 203(k) Loan, or (iii) an eligible, single-close, renovation or construction-to-permanent Agency Mortgage Loan, there is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(n)        Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) except with respect to HELOCs covered by a Master Secondary Loan Policy acquired from Old Republic Home Protection and/or an errors and omissions policy approved by the Buyers in their sole discretion, an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, and each such title insurance policy is issued by a title insurer acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, other than Second Lien Mortgage Loans, and with respect to Second Lien Mortgage Loans as to the second priority lien of the related Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan, or, with respect to a HELOC, the original Credit Limit, (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1 with respect to Non-Agency QM Mortgage Loans and Fannie Mae or Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance or other acceptable policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(r)        Origination; Payment Terms.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  Except with respect to HELOCs, principal and/or interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan.  With respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans, the Mortgagor contributed from their own funds to the purchase price for the Mortgaged Property, as required by the applicable Agency. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Mortgage Interest Rate Cap. Except with respect to HELOCs, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an “interest-only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.  The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note.

(s)        Customary Provisions.  The Mortgage Note has a stated maturity.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. Except with respect to HELOCs, the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.  If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

(x)        Due-On-Sale.  Except with respect to Mortgage Loans originated pursuant to FHA Guidelines and as may otherwise be prohibited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(z)        Consolidation of Future Advances.  Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to Mortgage Loans other than Second Lien Mortgage Loans, or second lien priority with respect to Second Lien Mortgage Loans, in each case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Administrative Agent with respect to Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans and acceptable to Fannie Mae and Freddie Mac with respect to Mortgage Loans other than Non-Agency QM Mortgage Loans and Non-Agency Non-QM Mortgage Loans.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(dd)      Appraisal; Valuation.  With respect to each Agency Mortgage Loan, the Mortgage File contains either (i) to the extent permitted by the applicable Agency, a Property Inspection Waiver (as defined in the applicable Agency guidelines) or any other valuation method permitted by the Agency and acceptable to the Buyers in their sole discretion, or (ii) an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder (“FIRREA”), all as in effect on the date the Mortgage Loan was originated.  With respect to each Mortgage Loan that is not an Agency Mortgage Loan, the Mortgage File contains a property valuation acceptable to the Administrative Agent and Buyers in their sole discretion.

(ff)       Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property, expect with respect to (i) a HELOC, where a Mortgagor may use a Draw for rehabilitation of the Mortgaged Property, (ii) a FHA 203(k) Loan, or (iii) an eligible, single-close, renovation or construction-to-permanent Agency Mortgage Loan.

(ii)       Proceeds of Mortgage Loan.  Except with respect to a HELOC, the proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(ll)       Other Encumbrances.  To the best of Seller’s knowledge, any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage or, with respect to Second Lien Mortgage Loans, a stated second mortgage, if applicable and encumbrances which may be allowed under the Underwriting Guidelines.

(vv)      Non-Agency QM Mortgage Loans. Except with respect to a Non-Agency QM Mortgage Loan and Non-Agency Non-QM Mortgage Loan, none of the Mortgage Loans are an “A” quality first lien Mortgage Loan that is not eligible for sale to an Agency.

(aaa)    Qualified Mortgage.  Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight (8) underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Mortgage Loan, other than a Non-Agency Non-QM Mortgage Loan, Scratch and Dent Mortgage Loan, HELOC, a Non-Agency Non-QM Mortgage Loan, is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e); provided that a modification subsequent to the date listed above shall not be considered an “origination” of a Mortgage Loan or a “covered transaction” as long as no new Mortgage Note is executed and delivered and the interest rate of the related Mortgage Loan is not increased.

(ccc)    TRID Compliance.  With respect to each Mortgage Loan (other than a HELOC) where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

(ddd)    Property Value.  With respect to a GNMA EBO, Seller has delivered to Administrative Agent a BPO Value and valuation date given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in FIRREA for an “appraisal” or an “evaluation”, as applicable, and such other information in further compliance with this Agreement.  The person performing any BPO received no benefit from, and such person’s compensation or flow of business from the Seller were not affected by, the acquisition of the Mortgage Loan by the Seller or any other applicable transferee.

5.2       adding the following new paragraphs at the end thereof:

(eee)    Terms.  With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first (1st) ten (10) years following the date of origination, subject to termination or suspension under the terms of the Credit Line Agreement.

(fff)      Revolving Term.  Each HELOC provides for an initial period (the “Revolving Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the “Repayment Period”) which is not in excess of two hundred forty (240) months. As of the Purchase Date no HELOC was in its Repayment Period.  The Mortgage Interest Rate on each Mortgage Loan adjusts periodically in accordance with the Credit Line Agreement.  On each Interest Rate Adjustment Date the related Seller has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage, Mortgage Note and Credit Line Agreement and applicable law.

(ggg)    Draws In Compliance With Laws.  Each Draw under the HELOC has been disbursed in accordance with all applicable laws, rules and regulations, including, without limitation, all state and local licensing requirements.

(hhh)    Enforcement of Remedies.  Each Credit Line Agreement permits the holder to enforce its full remedies, with respect to, among other things, material events of default by the Mortgagor, and to suspend or terminate the right to make additional Draws or reduce the Credit Limit if the value of the related Mortgaged Property declines significantly, the Mortgagor’s financial circumstances materially change, or certain other events occur as described in the Credit Line Agreement.

(iii)      eNotes.  With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

(i)         the eNote bears a digital or electronic signature;

(ii)       the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;

(iii)      there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC, Section 16 of the UETA or Section 7021 of E-SIGN, as applicable, that is held in the eVault;

(iv)       the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;

(v)        the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Administrative Agent;

(vi)       the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

(vii)     the Servicing Agent status of the eNote on the MERS eRegistry is blank until being changed to Servicer in connection with a Transfer of Control to a Take-out Investor;

(viii)    There is no Control Failure with respect to such eNote;

(ix)       the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;

(x)        there is no defect with respect to the eNote that would result in Administrative Agent having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and

(xi)       the single Authoritative Copy of the eNote is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote.

SECTION 6.   Conditions Precedent to Amendment.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1       Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)        this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(b)        Amendment No. 5 to Second Amended and Restated Pricing Side Letter, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(c)        Second Amended and Restated Custodial Agreement, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller Parties and Deutsche Bank Trust Company Americas; and

(d)        such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 7.   Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of Repurchase Agreement.

SECTION 8.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9.   Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 12. Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller to Administrative Agent and Buyers under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Buyer and as a Buyer

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Authorized Signatory

By:	/s/ Elie Chau
Name: Elie Chau
Title: Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Elie Chau
Name: Elie Chau
Title: Vice President

By:	/s/ Kenneth Aiani
Name: Kenneth Aiani
Title: Vice President

Signature Page to Amendment No. 5 to Third Amended and Restated Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 5 to Third Amended and Restated Master Repurchase Agreement